SCHEDULE 14A INFORMATION

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Peoples Federal Bancshares, Inc.

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January 17, 2014

Dear Fellow Stockholder:

You are cordially invited to attend the 2014 annual meeting of stockholders of Peoples Federal Bancshares, Inc. The meeting will be held at the main office of Peoples Federal Savings Bank, located at 435 Market Street Brighton, Massachusetts 02135 on Tuesday, February 18, 2014 at 5:00 p.m., Eastern Time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer

435 Market Street

Brighton, Massachusetts 02135

(617) 254-0707

______________________

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

______________________

TIME AND DATE	Tuesday, February 18, 2014 at 5:00 p.m., Eastern time
PLACE	Peoples Federal Savings Bank
435 Market Street
Brighton, Massachusetts 02135
ITEMS OF BUSINESS	(1) To elect four directors, each to serve for a term of three years.
(2) To ratify the selection of Shatswell, MacLeod & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2014.
(3) To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.
(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	To vote, you must have been a stockholder of record as of the close of business on January 8, 2014.
PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Myron Fox
Corporate Secretary
January 17, 2014

Peoples Federal Bancshares, Inc.

Proxy Statement

INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Federal Bancshares, Inc. (the “Company” or “Peoples Federal Bancshares”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Peoples Federal Savings Bank (the “Bank”). The annual meeting will be held at the Bank’s main office located at 435 Market Street Brighton, Massachusetts 02135 on Tuesday, February 18, 2014 at 5:00 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about January 17, 2014.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting.

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on January 8, 2014. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker how to vote. As of the close of business on January 8, 2014, there were 6,430,227 shares of Company common stock issued and outstanding. Each share of common stock has one vote.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Peoples Federal Bancshares is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Peoples Federal Bancshares in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you participate in the Peoples Federal Savings Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Company common stock through the Peoples Federal Savings Bank 401(k) Plan (the “401(k) Plan”), you will receive a vote authorization form for each plan that reflects all of the shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide instructions for all shares credited to his or her 401(k) Plan account and held in the Company Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your voting instructions is Tuesday, February 11, 2014, one week before the deadline for stockholders’ vote.

Other than the “Items of Business” listed in the attached Notice of Annual Meeting, the Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Vote authorization form in their best judgment.

Attending the Meeting

If you were a stockholder as of the close of business on January 8, 2014, you may attend the meeting. However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Votes Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to ratify the appointment of Shatswell, MacLeod & Company, P.C. as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting on the non-binding advisory vote on the resolution regarding the compensation of the Company’s named executive officers, you may vote in favor of the resolution, against the resolution or abstain from voting. Approval of the resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or on the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for ratification of the appointment of Shatswell, MacLeod and Company, P.C. as the Company’s independent registered public accounting firm; and

•	for approval of the non-binding advisory vote on the resolution regarding the compensation of the Company’s named executive officers.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later-dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of January 8, 2014, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock. Percentages are based on 6,430,227 shares of Company common stock issued and outstanding as of January 8, 2014.

Peoples Federal Savings Bank	568,943	8.8%
Employees Stock Ownership Plan
435 Market Street
Brighton, MA 02135

Peoples Federal Savings Bank	529,000	8.2%
Charitable Foundation
435 Market Street
Brighton, MA 02135

PROPOSAL 1 – Election of Directors

Shared Management Structure

The directors of Peoples Federal Bancshares are the same persons who are the directors of Peoples Federal Savings Bank. In addition, each executive officer of Peoples Federal Bancshares is also an executive officer of Peoples Federal Savings Bank. We expect that Peoples Federal Bancshares and Peoples Federal Savings Bank will continue to have common executive officers until there is a business reason to establish separate management structures.

Executive Officers of Peoples Federal Bancshares and Peoples Federal Savings Bank

The executive officers of Peoples Federal Bancshares and Peoples Federal Savings Bank are elected annually.

The following table states our executive officers’, nominees’ and directors’ names, their ages as of September 30, 2013, the years when the directors and nominees began serving as directors of Peoples Federal Savings Bank and when their current term expires and the amount and percentage of Company common stock owned by each person individually and in total by all of management and directors as a group.

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Name	Position(s) Held With Peoples Federal Bancshares, Inc.(1)	Age	Director Since(2)	Current Term Expires	Shares Beneficially Owned as of January 8, 2014 (3)		Percent of Common Stock

NOMINEES

Thomas J. Leetch, Jr.	President, Chief Operating Officer and Director	64	1980	2014	156,279	(4)(5)	2.4%
Vincent Mannering	Director	61	2003	2014	30,700	(6)	*
Norman Posner	Director	67	2007	2014	43,200	(7)	*
Maurice H. Sullivan, III	Director	42	1999	2014	36,735	(8)	*

CONTINUING DIRECTORS

D. Randolph Berry	Director	66	2007	2015	110,240	(9)	1.7
Lee Ann E. Coté	Director	39	2010	2015	21,549	(4)(10)	*
Hugh Gallagher	Director	83	1988	2015	22,900		*
Frederick Taw	Director	63	2007	2015	27,900		*
Myron Fox	Director	69	2007	2016	47,177	(11)	*
William Giudice	Director	59	2009	2016	18,900	(12)	*
John F. Reen, Jr.	Director	71	2003	2016	25,400	(13)	*
Maurice H. Sullivan, Jr.	Chairman of the Board, Chief Executive Officer and Director	68	1971	2016	177,699	(4)(14)	2.8%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James J. Gavin	Executive Vice President	49	n/a	n/a	98,544	(15)	1.5
Christopher Lake	Senior Vice President and Chief Financial Officer	50	n/a	n/a	75,949	(16)	1.2

All Directors and Executive Officers
as a Group (14 persons)					626,258		9.7%

*	Less than 1 percent.
(1)	The business address of each director and executive officer is 435 Market Street, Brighton, Massachusetts 02135.
(2)	Includes service on the Board of Directors of Peoples Federal Savings Bank.
(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The shares set forth above for directors and executive officers include all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
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(4)	Does not include 529,000 shares held by the Peoples Federal Savings Bank Charitable Foundation, which by regulation must vote its shares in the same proportion as all other shareholders on all matters placed to a vote of shareholders. The Board of Directors of the Foundation includes directors Sullivan, Jr., Leetch and Coté.
(5)	Includes 38,761 shares held by Mr. Leetch’s 401(k) account, 5,524 shares held by Mr. Leetch’s ESOP account and 1,244 shares held in Mr. Leetch’s IRA account.
(6)	Includes 7,500 shares held by Mr. Mannering’s IRA; 4,500 shares held by the IRA of Mr. Mannering’s spouse; and 50 shares held jointly with Mr. Mannering’s child.
(7)	Includes 26,700 shares held by Mr. Posner’s spouse and 300 shares held in a trust of which Mr. Posner is trustee.
(8)	Includes 13,185 shares held in Mr. Sullivan’s 401(k) account, 1,200 shares held by the IRA of Mr. Sullivan’s spouse, 600 shares held by Mr. Sullivan’s IRA account, 200 shares held by Mr. Sullivan’s spouse and 150 shares held by Mr. Sullivan as custodian.
(9)	Includes 2,519 shares held by Mr. Berry as trustee.
(10)	Includes 849 shares held by Ms. Coté’s 401(k) account, 300 shares held as custodian for children and 2,500 shares held by Ms. Coté’s parent.
(11)	Includes 20,000 shares held by Mr. Fox’s spouse and 100 shares held jointly with Mr. Fox’s spouse and child.
(12)	Includes 1,000 shares held in trust.
(13)	Includes 5,000 share held by Mr. Reen’s IRA account and 2,500 shares held by the IRA of Mr. Reen’s spouse.
(14)	Includes 40,500 shares held by Mr. Sullivan’s IRA account, 7,000 shares held by Mr. Sullivan’s spouse, 5,524 shares held by Mr. Sullivan’s ESOP account and 1,000 shares held by Mr. Sullivan’s spouse as custodian.
(15)	Includes 27,297 shares held in Mr. Gavin’s 401(k) account and 5,447 shares held in Mr. Gavin’s ESOP account.
(16)	Includes 14,988 shares held by Mr. Lake’s 401(k) account and 4,391 shares held in Mr. Lake’s ESOP account.

Directors of Peoples Federal Bancshares and Peoples Federal Savings Bank

Peoples Federal Bancshares has twelve directors. Directors serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. Directors of Peoples Federal Savings Bank are elected by Peoples Federal Bancshares as its sole stockholder.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of all nominees.

The Business Background of Our Directors and Executive Officers

The business experience for the past five years of each of our directors and executive officers is set forth below. The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Peoples Federal Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities served by Peoples Federal Bancshares and Peoples Federal Savings Bank and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in our market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities. Additionally, as residents of such communities, we believe each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities. As the holding company for a community banking institution, Peoples Federal Bancshares believes that the local knowledge and experience of its directors assists the Company in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides Peoples Federal Bancshares with greater business development opportunities. As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions, which, in turn, assists us in structuring our marketing efforts and community outreach programs.

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Nominees:

Thomas J. Leetch, Jr. is our President and Chief Operating Officer and is the President and Chief Executive Officer of Peoples Federal Savings Bank, positions he has held at the Bank since his initial hire in 1980. Prior to joining Peoples Federal Savings Bank in 1980, Mr. Leetch worked as a senior manager in the Audit Banking Division of a certified public accounting firm as well as serving as Executive Vice President and Treasurer of a Massachusetts-based savings bank. Mr. Leetch has over 37 years of experience in banking. Mr. Leetch’s significant local banking experience, auditing background and continued participation in the financial industry trade associations provides the Board with a perspective on the day to day operations of Peoples Federal Savings Bank and assists the Board in assessing the trends and developments in the financial institutions industry on a local and national basis.

Vincent Mannering held the position Executive Director of the Boston Water & Sewer Commission, from January1995 until his retirement in January 2013. As part of Mr. Mannering’s role with the Boston Water & Sewer Commission, he served as a member of the board of directors and was the chairman of the audit and finance committees. From 1992 until 1995, Mr. Mannering was a State Representative for the Commonwealth of Massachusetts. Mr. Mannering practiced law in private practice from 1985 until 1995, and prior to this, Mr. Mannering was an Assistant District Attorney for the Commonwealth of Massachusetts from 1978 until 1985. Mr. Mannering’s former experience as a State Representative and as Executive Director of the Boston Water & Sewer Commission, his knowledge of the local municipalities and contacts with local community leaders and politicians provides the Board with insight into dealing with such municipalities and assists the Board in assessing local government actions, which may affect the Company or its subsidiaries.

Norman Posner is a certified public accountant and is the managing partner of Samet & Company, PC, a certified public accounting firm, located in Chestnut Hill, Massachusetts. Mr. Posner has been a certified public accountant since 1972. Mr. Posner has significant expertise and background with regard to accounting matters, the application of generally accepted accounting principles and matters of business finance and business transactions. Mr. Posner’s professional and business experience provides the Board with valuable insight into the accounting and public reporting issues faced by the Company and in assessing strategic transactions involving the Company.

Maurice H. Sullivan, III is a partner in the Boston, Massachusetts office of Bingham McCutchen LLP, an international law firm. Mr. Sullivan’s primary practice area is commercial real estate. Mr. Sullivan’s legal experience assists the Board in assessing legal and regulatory matters involving the Company, and his specific expertise in the area of commercial real estate provides the Board insight into the local real estate market in general and, more specifically, insight into the values, trends and developments in the Boston metropolitan area commercial real estate market. Mr. Sullivan is the son of Maurice H. Sullivan, Jr., our Chairman and Chief Executive Officer.

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Directors Continuing in Office:

D. Randolph Berry is a private investor and consulting engineer. He has been associated with Foster-Miller, Inc., (a subsidiary of QinetiQ, a world-wide technology development firm) since 1970. Mr. Berry’s significant investing experience assists the Board in analyzing financial transactions and assessing securities investment and asset management strategies. Additionally, his experience with technology matters assists the Board in assessing the technology needs of the Company with respect to its operations and the delivery of its products and services to its customers.

Lee Ann Coté was formerly Senior Vice President – Retail Banking and Human Resources for Peoples Federal Savings Bank. Ms. Coté was employed by the Bank from 1994 to 2010. Ms. Coté has significant banking expertise and background with regard to retail banking, bank operations, marketing and human resources. Ms. Coté’s professional experience provides the Board with valuable insight into retail and branch banking as well as the delivery of new products and services.

Hugh Gallagher is the owner of Center Realty, Inc., a real estate development firm located in Brighton, Massachusetts. Mr. Gallagher’s experience as a local real estate developer provides the Board with assistance in assessing local real estate values, trends and developments, in identifying potential new lending customers and in assessing the relative risk of projects and properties securing loans made by Peoples Federal Savings Bank.

Frederick Taw is an owner of Golden Temple restaurant in Brookline, Massachusetts. As an active member of the local Asian community and participant in Asian community service organizations, Mr. Taw provides the Board with insight into the banking and service needs of the various Asian communities served by the Company and assistance in the areas of potential business generation and community outreach efforts.

Myron Fox is an attorney and is the proprietor of the law firm Rollins, Rollins & Fox, Newton, Massachusetts. Mr. Fox joined Rollins, Rollins & Fox one year after his graduation from Boston College Law School in 1969 and became the firm’s proprietor in 1975. As a practicing attorney in the local market, Mr. Fox represents local businesses and individuals and handles a variety of real estate transaction matters. Mr. Fox’s legal experience provides the Board with insight on legal matters involving the Company, and his local contacts with customers and businesses assists the Company with business generation and product offerings.

William Giudice is President and Chief Executive Officer of Xikota Devices, Inc., a semiconductor company that develops high performance components for wireless applications, located in Waltham, Massachusetts. From 2003 until 2007, Mr. Giudice was Vice President and General Manager of Analog Devices. Mr. Giudice has more than 30 years of technology-industry experience. Mr. Giudice’s general experience in managing the operations of a technology company provides the Board with general business acumen, and his specific experience in the area of technology assists the Board in assessing technological matters related to the operations of the Company and the delivery of its services and products to its customers.

John F. Reen, Jr. is the Owner of Lehman, Reen and McNamara Funeral Home, a funeral home located in Brighton, Massachusetts, which Mr. Reen has owned since its establishment in 1974. Mr. Reen’s experience as a local business owner and operator provides the board with insight into product offerings aimed at local small businesses. Additionally, through Mr. Reen’s active participation in local community service organizations, Mr. Reen provides the Board with assistance in the areas of potential business generation and community outreach efforts.

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Maurice H. Sullivan, Jr. is our Chairman and Chief Executive Officer. Mr. Sullivan has served as a board member of Peoples Federal Savings Bank since 1971, has served as Chairman of the Board since 1987 and served as the Chairman and Chief Executive Officer of Peoples Federal MHC and Peoples Federal Bancorp, Inc. from their formation in 2005 until the consummation of our mutual to stock conversion in July 2010. Mr. Sullivan was a practicing attorney from 1971 until his retirement from legal practice in 2007. As a practicing attorney in the local market, Mr. Sullivan represented local businesses and individuals and handled real estate, litigation and business transaction matters for Peoples Federal Savings Bank. Mr. Sullivan’s legal experience, local contacts with customers and businesses and institutional knowledge of the development of Peoples Federal Savings Bank provides the Board with valuable perspective as to the operations of the Company and with respect to business generation and product offerings. Mr. Sullivan is the father of board member Maurice H. Sullivan, III.

Executive Officers Who Are Not Also Directors:

James J. Gavin is our Executive Vice President and is the Executive Vice President/Chief Operating Officer and Chief Lending Officer of Peoples Federal Savings Bank. He has been employed at Peoples Federal Savings Bank since 1994. Prior to his employment at Peoples Federal Savings Bank, from 1986 until 1994, Mr. Gavin was an Examiner-in-Charge at the Federal Home Loan Bank Board, which became the Office of Thrift Supervision in 1989.

Christopher Lake is the Senior Vice President and Chief Financial Officer of Peoples Federal Bancshares and Peoples Federal Savings Bank. He has been employed at Peoples Federal Savings Bank since 2000. Prior to his employment with Peoples Federal Savings Bank, from 1988 until 1994, Mr. Lake was an Examiner-in-Charge at the Federal Home Loan Bank Board, which became the Office of Thrift Supervision in 1989. Thereafter, Mr. Lake was employed with another community banking institution as well as KPMG, where he served from 1997 until 2000 as a senior consultant.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts what it believes to be best corporate governance policies and practices for the Company.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions. A copy of the Code of Ethics for Senior Officers can be found in the “Investor Relations–Corporate Governance” section of our website at www.pfsb.com.

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Board Independence

The Board of Directors has determined that each of our directors, with the exception of Messrs. Sullivan, Jr., Sullivan, III and Leetch, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Messrs. Sullivan, Jr. and Leetch are not independent because they are each one of our executive officers. Director Maurice H. Sullivan, III is not considered independent under the Nasdaq Stock Market listing standards because he is the son of Maurice H. Sullivan, Jr., our Chairman and Chief Executive Officer.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “Transactions With Certain Related Persons,” below. During the fiscal year ended September 30, 2013, Peoples Federal Savings Bank paid approximately $26,500 in legal fees to the law firm of Rollins, Rollins & Fox of which director Myron Fox is the proprietor. In addition, all of Peoples Federal Savings Bank’s directors have deposit accounts at Peoples Federal Savings Bank.

Director Qualifications

In considering and identifying individual candidates for director, our Nominating and Corporate Governance Committee (the “Committee”) and our Board of Directors takes into account several factors which they believe are important to the operations of the Company as a community banking institution. With respect to specific candidates, the Board and Committee assess the specific qualities and experience that such individuals possess, including: 1) overall familiarity and experience with the market area served by the Company and the community groups located in such communities; 2) knowledge of the local real estate markets and real estate professionals; 3) contacts with and knowledge of local businesses operating in the Company’s market area; 4) professional and educational experience, with particular emphasis on real estate, legal, accounting or financial services; 5) experience with the local governments and agencies and political activities; 6) any adverse regulatory or legal actions involving the individual or entity controlled by the individual; 7) the integrity, honesty and reputation of the individual; 8) experience or involvement with other local financial services companies and potential conflicts that may develop; 9) the past service with the Company or its subsidiaries and contributions to their operations; and 10) the independence of the individual.

While the Board of Directors and the Committee do not maintain a written policy on diversity which specifies the qualities or factors the Board or Committee must consider when assessing Board members individually or in connection with assessing the overall composition of the Board, the Board and Committee take into account: 1) the effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members; 2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition; and 3) the number of independent outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors.

Our directors have historically had long tenures with the Company or its subsidiaries and all directors have been long-term residents of, or maintained a business operating within the market area of Peoples Federal Savings Bank. The Bylaws of Peoples Federal Bancshares contain a residency provision whereby no person may serve as a director of the Company unless such person has been, for a period of at least one year immediately before his or her nomination or appointment or at the time of his or her initial appointment or election to the Board of Directors of the Company or a subsidiary of the Company, a resident of a county in which the Company or its subsidiaries maintains a banking office or a county contiguous to any such county. Additionally, the Bylaws prohibit directors from being affiliated with competing financial institutions and include strict integrity provisions.

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Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director to further strengthen the governance structure. The Board of Directors believes this structure provides an efficient and effective leadership model for the Company. We understand the risk that an inside Chairman of the Board could theoretically manage the Board of Directors’ agenda to limit the consideration of important issues relating to management. However, we believe that combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors and alignment on corporate strategy. To further strengthen the leadership of the Board of Directors, the Board selects a lead independent director on an annual basis, currently Director William Giudice. The responsibilities of the lead independent director include leading all Board meetings of “non-management” directors. The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board of Directors’ leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding regular executive sessions of the independent directors, generally, it is expected, at the conclusion of each monthly board meeting of Peoples Federal Savings Bank. In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our Chairman of the Board and Chief Executive Officer and presents its findings to our independent directors.

Risk Oversight

The Board of Directors is actively involved in oversight of risks that could affect Peoples Federal Bancshares. This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, through regular reports directly from officers responsible for oversight of particular risks, and through internal and external audits. Risks relating to the operations of Peoples Federal Savings Bank are and will continue to be further overseen by the Board of Directors of Peoples Federal Savings Bank, who are the same individuals who serve on the Board of Directors of Peoples Federal Bancshares. The Board of Directors of Peoples Federal Savings Bank also has additional committees that conduct risk oversight separate from Peoples Federal Bancshares. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. During the fiscal year ended September 30, 2013, the Board of Directors of Peoples Federal Bancshares held 12 meetings (not including committee meetings), and additionally, at each of the 12 Board meetings, our independent directors met in executive session independent of any of our executive officers/directors or employees. No director attended fewer than 75% of the aggregate of the total meetings of the Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).

The following table identifies our Audit, Compensation and Nominating and Corporate Governance committees and their members and the number of meetings held by each committee during fiscal 2013. All members of each committee are independent in accordance with the Nasdaq Stock Market listing standards. Each of these committees operates under a written charter that is available in the “Investor Relations—Corporate Governance” section of the Company’s website, www.pfsb.com.

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	Nominating and Corporate Governance	Compensation	Audit

	William Giudice *	Hugh Gallagher *	Norman Posner *
	D. Randolph Berry	William Giudice	Vincent Mannering
	John F. Reen, Jr.	John F. Reen, Jr.	Frederick Taw
Frederick Taw

Number of Meetings in
Fiscal 2013:	1	3	21

_____________________ * Denotes committee chair.

Committees of the Board of Directors

Audit Committee. Pursuant to Peoples Federal Bancshares’s Audit Committee Charter, the Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent in accordance with the Nasdaq Stock Market listing standards and applicable regulations of the Securities and Exchange Commission, is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated Norman Posner as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.” The Audit Committee operates under a written charter, which is available on our website at www.pfsb.com.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the fiscal year ended September 30, 2013;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

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Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Posner (Chairman), Mannering and Taw.

Compensation Committee. Pursuant to Peoples Federal Bancshares’s Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and Peoples Federal Savings Bank and establishes, reviews and recommends to the full Board of Directors the compensation for the Chief Executive Officer and other executives. Our Chairman of the Board and Chief Executive Officer and our President provide recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. However, Messrs. Sullivan, Jr. and Leetch, Jr. do not vote on and are not present for any discussion of their own compensation, and generally do not attend Compensation Committee meetings. These recommendations are then considered by the Compensation Committee. The Compensation Committee also has available other resources and authority necessary to properly discharge its duties, including hiring independent compensation consultants and legal or other advisors, for which the company will provide appropriate funding. The Compensation Committee, which is comprised solely of non-employee directors, all of whom the Board of Directors has determined are independent in accordance with the Nasdaq Stock Market listing standards, reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee operates under a written charter, which is available on our website at www.pfsb.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of at least three directors who are “independent” as defined in the Nasdaq Stock Market listing standards. The current members of the Nominating and Corporate Governance Committee consist of Directors Giudice, Berry and Reen. The Nominating and Corporate Governance Committee operates under a written charter, which is available on our website at www.pfsb.com.

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at our annual meeting of stockholders.

If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee’s Criteria for Director Nominees:

•	contribution to the board;

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•	experience;

•	familiarity with and participation in local community;

•	integrity;

•	stockholder interests and dedication; and

•	independence.

The Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of our stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. The Board of Directors will maintain at least one director who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

In addition to meeting these qualifications, under our Bylaws a person is not qualified to serve as a director (a)(i) if such person has been the subject of supervisory action by a financial regulatory agency that resulted in a cease and desist order or an agreement or other written statement subject to public disclosure under 12 U.S.C. §1818(u), or any successor provision; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime; or (b) unless such person has been, for a period of at least one year immediately before his or her nomination or appointment or at the time of his or her initial appointment or election to the Board of Directors of the Company or a subsidiary of the Company, a resident of a county in which the Company or its subsidiaries maintains a banking office or a county contiguous to any such county. In addition, no person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, bank, trust company or holding company thereof (in each case whether chartered under state, federal or other law) that engages in business activities in the same market area as Peoples Federal Bancshares or any of its subsidiaries or in any county contiguous to such market area.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. Stockholders can submit the names of qualified candidates for director by writing to us at 435 Market Street, Brighton, Massachusetts 02135, Attention: Corporate Secretary. To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary not less than 180 days prior to the anniversary date of the prior year’s proxy statement.

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The submission must include the following information:

(1)	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

(2)	The name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

(3)	The name, address and contact information for the candidate, and the number of shares of common stock of Peoples Federal Bancshares that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

(4)	A statement of the candidate’s business and educational experience;

(5)	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

(6)	A statement detailing any relationship between the candidate and any customer, supplier or competitor of Peoples Federal Bancshares or its subsidiaries;

(7)	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

(8)	A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Peoples Federal Bancshares who wants to communicate with the Board of Directors or with any individual director may write to: Board of Directors, Peoples Federal Bancshares, 435 Market Street, Brighton, Massachusetts 02135, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Peoples Federal Bancshares and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly (for example, where it is a request for information about Peoples Federal Bancshares or it is a stock-related matter); or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

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At each board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Attendance at the Annual Meeting

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of our directors attended our 2013 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Peoples Federal Bancshares and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, Director Norman Posner was late in filing a Form 4 which was subsequently filed. Other than this filing, we believe that no officer, director or 10% beneficial owner of Peoples Federal Bancshares failed to file such ownership reports on a timely basis for the fiscal year ended September 30, 2013.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines and recommends to the full Board, and the Board of Directors ratifies, the salaries to be paid each year to our Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. None of the members of the Compensation Committee was an officer or employee of the Company or of Peoples Federal Savings Bank during the fiscal year ended September 30, 2013, or is a former officer of the Company or Peoples Federal Savings Bank.

During the fiscal year ended September 30, 2013, (i) no executive of Peoples Federal Bancshares or Peoples Federal Savings Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of Peoples Federal Bancshares; (ii) no executive officer of Peoples Federal Bancshares or Peoples Federal Savings Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of Peoples Federal Bancshares; and (iii) no executive officer of Peoples Federal Bancshares or Peoples Federal Savings Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Peoples Federal Bancshares or Peoples Federal Savings Bank.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

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This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee

Hugh Gallagher (Chairman)

William Giudice

John F. Reen, Jr.

Frederick Taw

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy and Overall Program Objectives

Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to implement successfully our business strategy and other corporate objectives. The overall objectives of our compensation program is to retain, motivate and reward employees and officers (including named executive officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers the full range of compensation techniques that enable us to compare favorably with our peers as we seek to attract and retain key personnel.

The Company seeks to attract, retain and motivate qualified executives to lead the Company, and believes that these qualified executives are crucial to our success. Our approach is to compensate executives commensurate with their experience, expertise and performance, and to be competitive with the other comparative banking companies of similar size, complexities and business. In addition, our compensation programs have been designed and implemented to reward executives for sustained financial and operating performance and to encourage such executives to remain with us for an extended period of time. We design our compensation programs to:

•	support our strategic plan by communicating what is expected of executives with respect to results and achievement;

•	retain and recruit executive talent; and

•	create sustained financial strength and long-term shareholder value.

We seek to achieve these objectives through the use of a base salary, annual bonus and grants of long-term, equity-based compensation such as stock options, restricted stock, stock allocations pursuant to our employee stock ownership plan, supplemental employee stock ownership program, employment and change of control agreements and other perquisites. We focus on both current and future compensation and combine both of these elements in a manner that we hope will optimize the executive’s contribution to the Company.

We use market and salary information for comparative banking companies of similar size, complexities and business as one factor in making compensation decisions, along with individual contribution and performance, importance of role and responsibilities, as well as leadership and growth potential as additional factors. We also rely upon our judgment and the judgment of compensation professionals in making compensation decisions to insure that the strategic, financial and leadership objectives are met. Accordingly, we believe that our compensation programs assist in enhancing shareholder value.

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In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers annually the total compensation that may be awarded to the executive officer, including salary, annual bonus and long-term and short-term incentive compensation. In addition, in reviewing and approving the employment agreements for our named executive officers, the Compensation Committee considers the other benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee is provided, prior to the end of each fiscal year, a summary compensation schedule for each named executive officer, containing the amount of all forms of compensation. This schedule is used as a tool by the Compensation Committee when considering the total compensation of each named executive officer.

The following officers are our named executive officers for 2013:

•	Maurice H. Sullivan, Jr., Chairman and Chief Executive Officer;
•	Thomas J. Leetch, President and Chief Operating Officer;
•	James J. Gavin, Executive Vice President and Chief Lending Officer; and
•	Christopher Lake, Senior Vice President and Chief Financial Officer.

Designing Our Compensation Program.

Our compensation program is designed to reward the named executive officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our named executive officers.

Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of Peoples Federal Savings Bank;

•	experience in all aspects of risk management;

•	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle; and

•	disciplined decision-making that respects our business plan but adapts quickly to change.

Risk Management Compensation Policies and Procedures

We do not believe that our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company or on Peoples Federal Savings Bank. We do not use incentive-based compensation linked to individual performance for any officer of the Company. Nominal commissions resulting from sales within Peoples Federal Savings Bank are paid to employees only upon achieving certain sales goals. Salary increases are awarded annually to employees, contingent upon management review of performance, and are generally reflective of cost-of-living increases.

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Compensation Components

The compensation paid to our named executive officers during fiscal 2013 may consist of the following three primary components:

•	Base salary – A fixed base salary to our executives to provide for a level of compensation that is assured;

•	Annual bonuses – An annual cash bonus to our executives based on our performance and profitability; and

•	Long-term incentive awards – Long-term incentive awards to our executives, comprised of restricted stock grants and stock options, which are intended to reward them for prior service and motivate them to stay with us and build long-term shareholder value.

Base Salaries and Annual Bonuses for Named Executive Officers. The minimum salaries for Mr. Sullivan, Mr. Leetch, Mr. Gavin and Mr. Lake were determined by employment agreements. Any increase over these minimums, and the salaries of the other executive officers, are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary averages for persons in comparable positions at other similar financial institutions;

•	the expertise of the individual executive and (except for their own compensation) the recommendations of the Chairman and Chief Executive Officer and the President and Chief Operating Officer; and

•	the alignment of interests of the executives with those of the shareholders.

Where not specified by contract, salaries are generally reviewed annually and are designed to reward annual achievements and are to be commensurate with the executive’s responsibilities, leadership abilities and management expertise and effectiveness. In addition, the Compensation Committee considers our financial and market performance and the creation of long-term shareholder value in determining salaries.

In fiscal 2013, the Company did not make any non-equity bonus payments to the named executive officers. The Compensation Committee has determined that implementing a non-equity bonus compensation program is consistent with the Company’s general compensation objectives. It is expected that this program will be based on the Company’s performance and profitability taking in to account the annual operating budget, which is prepared annually by Company management and approved by the Board of Directors at the beginning of the fiscal year. Based on to-be determined criteria, an executive will be entitled to a cash bonus percentage of the executive’s base salary.

Long-Term Incentives. Our shareholders approved the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan in August 2011. Since that time, equity awards, in the form of stock options and restricted stock awards (“equity awards”), have become an important element of our executive compensation program. We believe our use of equity awards is meeting the objectives of our compensation philosophy by achieving a balance among the elements of compensation that makes us competitive with our industry peers and that creates appropriate incentives for our management team. The Compensation Committee has worked closely with Pearl Meyer & Partners, an independent compensation advisor, to provide us with their expertise on competitive compensation practices and help us evaluate and compare our compensation program and financial performance with those of our peers.

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The long-term incentive program provides a periodic award that is retention-based in that it is designed to recognize the executive’s responsibilities, reward demonstrated performance and leadership and to retain such executives. The objective of the program is to align compensation for the named executive officers over a multi-year period directly with the interests of our shareholders by motivating and rewarding creation and preservation of long-term financial strength, shareholder value and relative shareholder return. The level of long-term incentive compensation is determined based on an evaluation of competitive market factors in conjunction with total compensation provided to the named executive officers and the goals of the compensation program. Our long-term incentive compensation generally takes the form of a combination of restricted stock awards and stock options. These two vehicles reward shareholder value creation in slightly different ways. Stock options (which have exercise prices equal to the market price at date of grant) reward named executive officers only if our stock price increases. Restricted stock awards are impacted by all stock price changes, so the value to the named executive officers is affected by both increases and decreases in our stock price.

It is the policy of the Compensation Committee that neither the Compensation Committee, nor any member of our management, shall backdate an equity grant under our long-term incentive program or manipulate the timing of a public release of material information with the intent of benefiting a grantee under the equity award. Accordingly, scheduling decisions concerning equity grants are made without regard to anticipated earnings or major announcements.

Restricted Stock Awards and Stock Options. Restricted stock awards and stock options granted as long-term incentive compensation to the named executive officers vest over a period as determined by the Compensation Committee and are conditioned on continued employment. Stock options have exercise prices of not less than the fair market value of our stock on the date of grant. The Compensation Committee charter prohibits the Compensation Committee from granting an award with a price or value less than the fair market value of our stock on a day other than the grant date of such award. We prohibit the re-pricing of stock options. The Compensation Committee has never granted stock options with exercise prices below the market price of our stock on the date of grant and has never reduced the exercise price of stock options.

On February 21, 2012, the Company granted 281,700 shares of restricted stock awards and 584,480 stock options to our named executive officers, directors and other employees pursuant to the 2011 Equity Incentive Plan, which authorizes a total of 999,810 shares. Each of these awards will vest over five years at 20% per year. On August 20, 2013, the Company granted an additional 75,375 shares of restricted stock awards and 58,255 stock options to our named executive officers, directors and other employees pursuant to the 2011 Equity Incentive Plan. Each of these awards vest will over two years at 50% per year. The Company does not have any shares that remain available for future issuance for stock options or as restricted stock awards.

Periodic Review. The Compensation Committee has previously and will continue to review annually both the bonus program and the long-term incentive program to ensure that their respective key elements continue to meet objectives described above and to determine that such programs do not have a material adverse effect on the Company.

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Use of Outside Advisors and Survey Data. The Compensation Committee employs an outside compensation consultant, Pearl Meyer & Partners of Southborough, Massachusetts to assist in the evaluation of the compensation of our named executive officers and amendments to the salary grades of all employees. The Compensation Committee uses its own criteria coupled with a peer comparison compiled by Pearl Meyer & Partners to establish the named executive officers’ base salaries. The above process is repeated for determining fair compensation for all members of the Board of Directors and their committees. The Compensation Committee maintains the authority to approve fees and other retention terms with respect to the compensation consultant. Pearl Meyer & Partners does not provide any additional services beyond annual executive and employee salary based compensation services to the Company.

Other Benefits

Supplemental Employee Stock Ownership Plan. We have established a Supplemental Employee Stock Ownership Plan in order to provide restorative payments to executives who are prevented from receiving full benefits contemplated by our employee stock ownership plan’s benefit formula. Such plan is used to retain and reward the executive officers for their demonstrated performance and leadership abilities. The restorative payments consist of payments in lieu of shares from the plan that cannot be allocated to participants due to legal limitations imposed on tax-qualified plans. Currently, only the Chairman and Chief Executive Officer and President and Chief Operating Officer are participants in the Supplemental Employee Stock Ownership Plan. The Compensation Committee considers the remuneration received under this plan when annually determining these executives’ total compensation.

Defined Benefit Plan. Peoples Federal Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple-employer plan. Each of the named executive officers, other than Mr. Sullivan, is a participant in the Defined Benefit Plan. The Defined Benefit Plan provides fixed payments to participants upon retirement, see “Executive Compensation – Tax – Qualified Plans – Defined Benefit Plan.”

Benefits and Perquisites. The Compensation Committee supports providing benefits and perquisites to the named executive officers that are substantially the same as those offered to officers of comparative financial institutions, which we believe, are reasonable, competitive and consistent with our overall compensation program.

Employment Agreements and Change of Control Agreements. The Compensation Committee believes that our continued success depends, to a significant degree, on the skills and competence of certain senior officers.  The employment agreements are intended to ensure that we continue to maintain and retain experienced senior management. Please see “Executive Compensation – Employment Agreements”.

Tax and Accounting Implications

In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we intend to structure our compensation program in a tax efficient manner.

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Risk Management

The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on the Company or Peoples Federal Savings Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on long-term valuation of the Company and Peoples Federal Savings Bank.

The Compensation Committee regularly reviews our incentive-based plans to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of the Company and Peoples Federal Savings Bank. Finally, through our employee stock ownership plan and stock-based incentive plan, we have put more of our common stock into the hands of our employees which align their interests with those of our shareholders, and in turn, we believe, contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks that could threaten the value of their common stock received under each plan.

Executive Compensation

Summary Compensation Table. The following table sets forth the total compensation paid to or earned by our Chief Executive Officer and Chairman of the Board, Maurice H. Sullivan, Jr., our President and Chief Operating Officer, Thomas J. Leetch, Jr. (Mr. Leetch is also President and Chief Executive Officer of Peoples Federal Savings Bank), James J. Gavin, our Executive Vice President (Mr. Gavin is also Executive Vice President, Chief Operating Officer and Chief Lending Officer of Peoples Federal Savings Bank) and Christopher Lake, our Senior Vice President and Chief Financial Officer (Mr. Lake is also Senior Vice President, Chief Financial Officer and Treasurer of Peoples Federal Savings Bank ) for the fiscal years ended September 30, 2013, 2012 and 2011. We refer to these individuals as “named executive officers.” Mr. Lake became a named executive officer in 2012; and accordingly, his compensation is presented only for 2013 and 2012.

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Name and Principal Position	Fiscal Year Ended	Salary	Bonus	Stock Awards	Option Awards	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total
With Peoples Federal Bancshares	September 30,	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)

Maurice H. Sullivan, Jr.	2013	448,726	—	308,321	33,180	85,253	136,683	1,012,163
Chairman and Chief Executive Officer	2012	438,750	—	1,005,550	395,000	107,755	48,362	1,995,417
	2011	428,049	18,565	—	—	69,640	45,599	561,853

Thomas J. Leetch, Jr.	2013	420,950	—	263,483	33,180	119,260	82,598	919,471
President and Chief Operating Officer	2012	411,589	—	850,850	395,000	433,570	56,541	2,147,550
	2011	401,550	18,565	—	—	630,720	53,806	1,104,641

James J. Gavin	2013	256,918	—	184,900	17,775	116,777	54,031	630,401
Executive Vice President	2012	250,318	—	541,450	252,800	297,297	36,590	1,378,455
	2011	246,105	17,431	—	—	545,159	33,435	842,130

Christopher Lake	2013	206,359	—	171,033	15,405	90,035	45,153	527,985
Senior Vice President and Chief	2012	201,057	—	464,100	176,960	177,178	30,536	1,049,831
Financial Officer

(1)	Represents discretionary cash bonuses.
(2)	For 2013, reflects the aggregate grant date fair value of stock awards granted August 20, 2013. A description of these awards are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission. For 2012, reflects the aggregate grant date fair value of stock awards granted February 21, 2012.
(3)	For 2013, reflects the aggregate grant date fair value of stock options granted August 20, 2013. The assumptions used in the valuation of these awards are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission. For 2012, reflects the aggregate grant date fair value of shares of stock options granted February 21, 2012. The assumptions used in the valuation of these awards are included in Note 16 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2012, as filed with the Securities and Exchange Commission.
(4)	For 2013, the amounts in this column; (i) for Mr. Sullivan represent a change in value of $85,253for the supplemental executive retirement agreement; (ii) for Mr. Leetch, the amount reflects a change in value of ($79,000) for the pension plan, and $198,260 for the supplemental executive retirement agreement; (iii) for Mr. Gavin, the amount reflects a change in value of ($141,000) for the pension plan, and $257,777 for the supplemental executive retirement agreement; and (iv) for Mr. Lake, the amount reflects a change in value of ($70,000) for the pension plan, and $160,035 for the supplemental executive retirement agreement. For 2012, the amounts in this column represent; (i) for Mr. Sullivan a change in value of $107,755 for the supplemental executive retirement agreement; (ii) for Mr. Leetch, the amount reflects a change in value of $324,000 for the pension plan, and $109,570 for the supplemental executive retirement plan; (iii) for Mr. Gavin, the amount reflects a change in value of $251,000 for the pension plan and $46,297 for the supplemental executive retirement plan; (iv) for Mr. Lake, the amount reflects a change in value of $140,000 for the pension plan, and $37,178 for the supplemental executive retirement agreement. For 2011, the amounts in this column represent; (i) for Mr. Sullivan a change in value of $69,640 for the supplemental executive retirement plan; (ii) for Mr. Leetch, the amount reflects a change in value of $290,000 for the pension plan, and $340,720 for the supplemental executive retirement plan; (iii) for Mr. Gavin, the amount reflects a change in value of $153,000 for the pension plan, and $392,159 for the supplemental executive retirement plan.
(5)	The amounts in this column reflect what we paid for, or reimbursed, the applicable named executive officer for various benefits and perquisites that we provide. A break-down of the various elements of compensation in this column is set forth in the following table.

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	All Other Compensation
Other Compensation	Mr. Sullivan, Jr.	Mr. Leetch, Jr.	Mr. Gavin	Mr. Lake

Employer 401(k) Matching Contribution	$—	$8,250	$7,416	$6,277
Deferred Compensation	58,000	—	—	—
STD, LTD & Group Life	1,780	1,993	1,993	1,993
Dividends on Unvested Restricted Stock	24,310	20,570	13,090	11,220
Personal Use of Auto	504	504	—	—
ESOP Allocation (1)	30,766	30,766	30,766	24,983
Supplemental ESOP	19,162	14,676	—	—
Split-Dollar Life Insurance	1,791	728	116	123
Tax Gross-ups	370	5,111	650	557
Total	$136,683	$82,598	$54,031	$45,153

(1) The ESOP allocation is based on the fair market value of the shares allocated at December 31, 2012, which was $17.39.

Employment Agreements. Peoples Federal Bancshares and Peoples Federal Savings Bank have each entered into employment agreements with Messrs. Thomas J. Leetch, Jr., James J. Gavin and Christopher Lake, and Peoples Federal Bancshares has entered into an employment agreement with Maurice H. Sullivan, Jr. (Messrs. Leetch, Gavin, Lake and Sullivan are referred to below as the “executives” or “executive”). The employment agreements with Peoples Federal Bancshares have essentially identical provisions as the Peoples Federal Savings Bank agreements, except that the employment agreements with Peoples Federal Bancshares provide for daily, rather than annual, renewal, and, in the case of the agreements with Messrs. Leetch, Gavin and Lake, obligate Peoples Federal Bancshares to make any payments not made by Peoples Federal Savings Bank under its agreement with the executive (provided that the executive will not receive any duplicate payments) and will not require an automatic cut-back of severance benefits on a termination of employment in connection with a change in control in order to avoid an excess parachute payment.

Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable management base upon our becoming a publicly traded stock company. The discussion below addresses the employment agreement for each executive with Peoples Federal Savings Bank and Peoples Federal Bancshares.

The Peoples Federal Saving Bank employment agreements with Messrs. Leetch, Gavin and Lake, and the Peoples Federal Bancshares employment agreements with Messrs. Leetch, Gavin, Lake and Sullivan, Jr. each provide for three-year terms, subject to, in the case of the Peoples Federal Savings Bank employment agreements, annual renewal by the Board of Directors for an additional year beyond the then-current expiration date, and with respect to the employment agreements with Peoples Federal Bancshares, subject to daily renewals, with annual review by the Board of Directors. The current base salaries under the employment agreements, effective January 1, 2014, are $451,154 for Mr. Sullivan, Jr., $423,225 for Mr. Leetch, $271,224 for Mr. Gavin and $217,860 for Mr. Lake. The agreements also provide for participation in incentive compensation programs, employee benefit plans and programs, regular vacation and paid legal holidays, and certain fringe benefits as described in the agreements. The employment agreements for Messrs. Sullivan and Leetch also provide for the use of an automobile and a cellular phone. In addition, the employment agreements for each of Mr. Leetch and Mr. Sullivan provide that, in the event the executive terminates employment on or after age 65 (or within three years of attaining age 65, in the event termination occurs following a change in control), he and his wife will be entitled to participation in a supplemental medical retiree insurance plan and a prescription drug benefit plan for the remainder of their lives, at no cost to either of them.

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Upon termination of an executive’s employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement. If we terminate the executive without cause or if the executive terminates voluntarily under specified circumstances that constitute good reason (as defined in the agreement), the executive will be entitled to the base salary and incentive compensation and the value of all employee benefits that would have been provided for the remaining term of the agreement had the executive’s employment not terminated. Such amounts would be paid in a lump sum payment. In addition, the executive will be entitled to participate in any life insurance, non-taxable medical, health, or dental arrangement, subject to the same premium contribution until the earlier of his death, his employment by another employer other than one in which he is the majority owner, or the remaining term of the agreement. In the event of a change in control, followed by the executive’s dismissal or resignation following a demotion, loss of title, office or significant authority, or relocation by more than 25-miles, the executive will be entitled to the greater of the payments set forth above or three times his average annual compensation over the last five years, payable in a lump sum, plus, continued welfare benefits either provided under the Peoples Federal Savings Bank plans for a period of up to 36 months or by payment of a cash lump sum payment equal to the cost of providing such benefits for 36 months. In addition, any memberships or automobile use shall be continued during the remaining unexpired term of the agreement. The payments required under the Peoples Federal Savings Bank employment agreements but not under the Peoples Federal Bancshares employment agreements in connection with a change in control will be reduced to the extent necessary to avoid an excess parachute payment.

Upon any termination of employment that would entitle a severance payment (other than a termination in connection with a change in control), each executive will be required to adhere to a one-year non-competition provision. The executive will be required to release us from any and all claims in order to receive any payments and benefits under their agreements. We will agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.

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Grants of Plan-Based Awards.  The following table provides information for the fiscal year ended September 30, 2013 as to grants of plan-based awards for our named executive officers.

	Grant	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Dates	(#)	(#)	($/Sh)	($)

Maurice H. Sullivan, Jr.	08/20/13	16,675	14,000	18.49	341,501

Thomas J. Leetch, Jr.	08/20/13	14,250	14,000	18.49	296,663

James J. Gavin	08/20/13	10,000	7,500	18.49	202,675

Christopher Lake	08/20/13	9,250	6,500	18.49	186,438

2011 Equity Incentive Plan.  In 2011, the Board of Directors adopted, and the Company’s shareholders subsequently approved, the Peoples Federal Bancshares, Inc. 2011 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and the Bank with additional incentives to promote the long-term financial success of the Company and the Bank.

The Equity Incentive Plan is administered by the members of the Compensation Committee. The Committee may determine the type of award and the terms and conditions of each award under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  The following types of awards may be granted under the Equity Incentive Plan: (a) stock options, which may be either “incentive” stock options or “non-qualified” stock options; (b) restricted stock; and (c) restricted stock units. The Equity Incentive Plan authorizes the issuance of up to 999,810 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards, and restricted stock units.  Up to 999,810 shares may be delivered pursuant to grants of stock options (all of which may be incentive stock options) and up to 357,075 shares may be issued as restricted stock awards or restricted stock units. With respect to options granted under the Equity Incentive Plan, the exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.

The Committee is authorized to grant awards, the vesting of which may be subject to the satisfaction of performance-based conditions. The vesting date of performance-based awards is the date on which all the performance measures are attained and the performance period is concluded.  Any unvested performance-based awards for which the performance measures are not satisfied will be forfeited without consideration. If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in the award agreement.

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As of September 30, 2013, 357,075 shares of restricted stock and 642,735 options had been grated representing all of the shares authorized under the Equity Incentive Plan. The following table sets forth information with respect to the outstanding equity awards held by our named executive officers for the fiscal year ended September 30, 2013.

Outstanding Equity Awards at Fiscal Year Ended September 30, 2013
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	(#)	(#)	($)	Date	(#)	($)(1)

Maurice H. Sullivan, Jr.	20,000	80,000	15.47	02/21/22	52,000	905,840
	—	14,000	18.49	08/20/23	16,675	290,478
Thomas J. Leetch, Jr.	20,000	80,000	15.47	02/21/22	44,000	766,480
	—	14,000	18.49	08/20/23	14,250	248,235
James J. Gavin	12,800	51,200	15.47	02/21/22	28,000	487,760
	—	7,500	18.49	08/20/23	10,000	174,200
Christopher Lake	8,960	35,840	15.47	02/21/22	24,000	418,080
	—	6,500	18.49	08/20/23	9,250	161,135

(1)	The amount shown represents the number of stock awards that have not vested multiplied by the closing price of the Company’s common stock on September 30, 2013, which was $17.42.

Split Dollar Plans. Peoples Federal Savings Bank entered into endorsement split dollar life insurance plans for the benefit of several senior executives, including Messrs. Sullivan, Jr., Leetch, Gavin and Lake, effective December 1, 2004, as amended in 2006. Effective March 1, 2011, the plans were amended to increase the amount of the death proceeds payable under the plans. The split dollar plans divide the death proceeds payable under certain life insurance policies owned by the Bank that insure the lives of the participating employees between the Bank and the designated beneficiary of each insured participating employee. The amounts of death proceeds available for the named executive officers who are beneficiaries range from $175,000 to $450,000. The death benefit payable to the beneficiaries of each of Messrs. Sullivan, Jr., Leetch, Gavin and Lake is $450,000, $400,000, $175,000 and $175,000, respectively, provided that such benefit cannot exceed the net death proceeds under the applicable policy (i.e., the total death proceeds reduced by the greater of (i) the cash surrender value or (ii) the aggregate premiums paid by the Bank). The Bank will pay the premiums due on all the policies and will gross-up the income of Messrs. Sullivan, Jr. and Leetch (but not Gavin or Lake) to reimburse the executives for the taxes paid on the additional term insurance protection received for such year. A participant’s rights under the split dollar plan will automatically cease upon the participant’s termination for cause. In the event the Bank decides to maintain the policy after the participant’s termination of participation in the plan due to cause, the Bank will be the direct beneficiary of the entire death proceeds of the policy. In the event of any other termination, the participant’s rights in the policy continue after termination, provided, however, the Bank may replace the policy with a comparable policy.

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Nonqualified Deferred Compensation. Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Executives, effective January 1, 2006. An executive designated as eligible to participate in the plan may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned in the following calendar year. Amounts deferred by the executive will be deemed invested in investments designated as available by the Compensation Committee. The executive may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment and may elect to change his investment direction. Each executive’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment. Executives are vested in all amounts in their accounts at all times. Payments under the plan will commence upon a fixed date selected by the executive at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the executive attains age 75, or the last day of any calendar quarter ending after the executive’s separation of service. The executive will select the form of payment at the time the executive elects to defer compensation from the forms of payment available under the plan. To the extent permitted by the Compensation Committee, an executive may request a distribution in the event of an unforeseeable emergency. In the event the executive dies before payments have commenced, the amount allocated to the executive’s account will be paid to the executive’s beneficiary. If payments of a deferred amount have already commenced in the form of installments at the time of the executive’s death, the payments will continue to be made in the same form to the executive’s beneficiary.

In connection with our mutual to stock conversion and stock offering which was consummated in July 2010, the Bank amended and restated the Voluntary Deferred Compensation Plan for Executives to include a supplemental employee stock ownership feature (referred to herein as the “supplemental ESOP” portion of the plan). The supplemental ESOP portion of the plan provides additional cash benefits at retirement or other termination of employment to participants whose benefits under the tax-qualified employee stock ownership plan, described below, are limited by tax law limitations applicable to tax-qualified plans. Messrs. Sullivan, Jr., Leetch and Gavin are the initial participants in this portion of the plan. The supplemental ESOP credits each participant who also participates in the tax-qualified employee stock ownership plan with an annual amount equal to the sum of the difference (expressed in dollars) between “(a)” and “(b)” where “(a)” is the number of shares of common stock of Peoples Federal Bancshares that would have been allocated to the participant’s account in the tax-qualified employee stock ownership plan, but for the tax law limitations, and “(b)” is the actual number of shares allocated to the participant’s account in the tax-qualified employee stock ownership plan. In each case, the number of shares is multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to invest the annual amount credited to his or her account among an investment selected by the Compensation Committee of the Board of Directors, which has been selected to administer the plan. Each participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest into his account.

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The following table provides information with respect to the named executive officer’s benefit under the Voluntary Deferred Compensation Plan for Executives for the fiscal year ended September 30, 2013.

Nonqualified Deferred Compensation At and For the Fiscal Year Ended September 30, 2013
	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	(S)	(S)

Maurice H. Sullivan, Jr.	19,162	—	34,051	58,000	321,712

Thomas J. Leetch, Jr.	14,676	—	44,846	—	590,842

James J. Gavin	—	—	—	—	3,728

Salary Continuation Agreements. Peoples Federal Savings Bank entered into Salary Continuation Agreements with Thomas J. Leetch, Jr., James J. Gavin and Christopher Lake. In addition, Peoples Federal Bancshares has entered into a Salary Continuation Agreement with Maurice H. Sullivan, Jr. In April 2011, these agreements were amended to increase the benefits to the executives. Each of the Salary Continuation Agreements is substantially similar except for the difference in the benefits payable under the individual agreements.

The agreements for each executive provide that upon normal retirement (i.e., age 65 and completion of 15 years of service) the executive will receive an annual benefit, payable in monthly installments over a period of 20 years. Under the amended agreements, the annual benefits will be $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan, Jr., $183,276 for Mr. Gavin and $135,560 for Mr. Lake. In the event of early termination before age 65 (but after completion of at least 15 years of service in the case of Messrs. Leetch, Gavin and Lake), for reasons other than death, disability, termination for cause or within 12 months following a change in control, the executive will be entitled to an annual benefit based on his age at the time of termination, payable in monthly installments over a period of 20 years. If such termination had occurred on September 30, 2013, the annual benefit payable to Messrs. Leetch, Gavin and Lake would have been $172,161, $48,298 and $38,104, respectively. Mr. Sullivan, Jr. has attained his normal retirement age and would be entitled to his full retirement benefit of $84,555 in the event his retirement had occurred on September 30, 2013. Such benefit would commence at the executive’s normal retirement date (i.e., the later of separation from service or attainment of age of 65). In the event of a change in control followed within 12 months by the executive’s separation from service, the executive will receive an annual benefit payable in monthly installments commencing on the first day of the month following separation from service, over a period of 20 years. Assuming the separation from service occurred on September 30, 2013, the benefit payable on a change in control will be $175,000 for Mr. Leetch, $84,555 for Mr. Sullivan, Jr., $183,276 for Mr. Gavin and $135,560 for Mr. Lake. The executives (or their beneficiaries) will also be entitled to certain benefits in the event of the executive’s disability or death. The agreements also include a one-year non-compete provision in the event of the executive’s separation from service (except in the event of separation from service following a change in control).

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The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our defined benefit pension plan and their Salary Continuation Agreements, along with the number of years of credited service for the fiscal year ended September 30, 2013.

Pension Benefits At And For The Fiscal Year Ended September 30, 2013
	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name	Name	(#)	($)	($)

Maurice H. Sullivan, Jr. (1)	Salary Continuation Plan	9	1,917,055	—

Thomas J. Leetch, Jr.	Defined Benefit Pension Plan	36.8	2,327,000	—
	Salary Continuation Plan	9	2,133,996	—

James J. Gavin	Defined Benefit Pension Plan	25.8	701,000	—
	Salary Continuation Plan	9	1,044,819	—

Christopher Lake	Defined Benefit Pension Plan	17.3	397,000	—
	Salary Continuation Plan	9	816,846	—

(1)  Mr. Sullivan is not a participant in the Defined Benefit Pension Plan.

Tax Qualified Plans

Defined Benefit Plan. Peoples Federal Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, a multiple-employer plan. Employees who were hired prior to July 1, 2010 by Peoples Federal Savings Bank and who have completed one year of employment and have attained age 21 are eligible to participate in the plan, except for employees compensated on an hourly basis. Employees of Brookline Co-operative Bank as of September 10, 2007, the date we acquired Brookline Co-operative Bank, received credit under the plan for their service with Brookline Co-operative Bank for purposes of meeting the eligibility requirements of the plan and for purposes of vesting. No employees hired on or after July 1, 2010 are eligible to participate in the plan. A participant becomes vested in his or her retirement benefit upon completion of five years of employment, provided that a participant who has reached age 65 becomes 100% vested, regardless of the number of completed years of employment.

As of July 1, 2012, the benefit formula under the pension plan for determining benefits for employees of the Bank was amended. Prior to the amendment, upon termination of employment at or after age 65, a participant was entitled to an annual normal retirement benefit equal to 2% of the participant’s average annual salary for the five highest paid consecutive years of benefit service multiplied by the number of years of benefit service. The amendment modified the benefit formula so that the new annual normal retirement benefit would be equal to 1%, rather than 2%, of a participant’s average annual salary for the five highest paid consecutive years of service. For purposes of determining a participant’s normal retirement benefit after June 30, 2012, the difference between a participant’s annual normal retirement benefit as of June 30, 2012, calculated under the original formula and as calculated under the formula as amended (referred to as the “frozen add-on”) will be added to the annual normal retirement benefit calculated under the amended formula for their entire period of service.

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A participant who terminates employment prior to age 65 who has become vested in a benefit will be entitled to an annual early retirement benefit, which may commence at age 45. The early retirement benefit is equal to the vested amount of the normal retirement benefit accrued at the participant’s termination date. Payment of the early retirement benefit can begin as early as 45, in which case the accrued benefit will be reduced by applying an early retirement factor of 3% per year for each year that payments begin prior to age 65. Normal and early retirement benefits are generally payable over the lifetime of the participant, or the participant and a beneficiary, and include a death benefit upon the participant’s death. Other optional forms of distribution under the plan include various annuities, including a higher lifetime benefit with no death benefit or a joint and 50% survivor annuity, among other things. In the event a participant dies while in active service, the participant’s beneficiary will be entitled to a death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus a refund of the participant’s own contributions, if any, plus interest. Messrs. Leetch, Gavin and Lake have approximately 36, 26 and 17 years, respectively, of credited service under the plan.

401(k) Plan. Peoples Federal Savings Bank maintains the Peoples Federal Savings Bank 401(k) Plan for the benefit of its eligible employees. A participant may contribute up to 100% of his or her compensation, which includes base salary, plus overtime and bonus, to the 401(k) plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. In addition, the 401(k) plan provides that the Bank will make matching contributions to the account of a participant in an amount equal to 50% of the participant’s contributions on the first six percent of the participant’s compensation for the year. Unless elected otherwise by the participant, the benefits under the 401(k) plan are generally distributed in the form of a lump sum payment following the participant’s termination of employment. Effective May 1, 2010, the Bank transferred the assets attributable to the Bank’s employees from the Pentegra multiple-employer plan to a single-employer plan and added the Peoples Federal Bancshares Stock Fund as an investment alternative. This change permitted Peoples Federal Savings Bank 401(k) Plan participants to invest their account balances in the Peoples Federal Bancshares Stock Fund, both in the offering and afterwards. A participant has the right to direct the trustee regarding the voting of shares purchased for his or her plan account.

Employee Stock Ownership Plan. Peoples Federal Savings Bank has an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and who are employed for one year will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan purchased, on behalf of the employee stock ownership plan, 8% of the total number of shares of Peoples Federal Bancshares common stock issued in the offering, including shares contributed to the charitable foundation. The employee stock ownership plan obtained a loan equal to the aggregate purchase price of the common stock from a subsidiary of Peoples Federal Bancshares. The loan will be repaid principally through Peoples Federal Saving Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as Peoples Federal Savings Bank repays the loan. The trustee allocates the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. A participant becomes vested in his or her account balance at the rate of 20% per year over a 5-year period. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service. The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

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Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would be payable to the named executive officers upon the executive’s voluntary resignation, retirement, involuntary termination or resignation for “good reason,” termination following a change in control, death or disability, if such termination were effective as of September 30, 2013. The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in this proxy statement. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

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	Voluntary Resignation	Involuntary or Constructive Termination (Without Cause)	Involuntary or Constructive Termination (Without Cause) after Change in Control	Voluntary Resignation After a Change in Control	Disability	Death
Name	(S)	(S)	(S)	(S)	(S)	(S)

Maurice H. Sullivan, Jr.
Employment Agreement:
Cash Severance (1)	—	1,353,462	1,940,847	1,940,847	404,193	225,577
Welfare Benefits (2)	—	213,512	213,512	213,512	42,114	9,413
Perquisites (3)	—	26,122	26,122	26,122	—	—
Salary Continuation Plan (4)	—	—	—	—	—	—
Restricted Stock (5)	—	—	1,196,319	—	1,196,319	1,196,319
Stock Options (6)	—	—	195,000	—	195,000	195,000
Split-Dollar(7)	450,000	450,000	450,000	450,000	450,000	450,000

Thomas J. Leetch, Jr.
Employment Agreement:
Cash Severance (1)	—	1,269,675	2,301,838	2,301,838	826,893	211,613
Welfare Benefits (2)	—	248,717	248,717	248,717	112,954	9,413
Perquisites (3)	—	26,122	26,122	26,122	—	—
Salary Continuation Plan (4)	—	—	45,599	45,599	45,599	45,599
Restricted Stock (5)	—	—	1,014,715	—	1,014,715	1,014,715
Stock Options (6)	—	—	195,000	—	195,000	195,000
Split-Dollar(7)	400,000	400,000	400,000	400,000	400,000	400,000

James J. Gavin
Employment Agreement:
Cash Severance (1)	—	774,924	952,478	952,478	819,100	129,154
Welfare Benefits (2)	—	42,076	42,076	42,076	406,255	14,151
Perquisites (3)	—	—	—	—	—	—
Salary Continuation Plan (4)	—	—	2,017,367	2,017,367	2,017,367	2,017,367
Restricted Stock (5)	—	—	661,960	—	661,960	661,960
Stock Options (6)	—	—	124,800	—	124,800	124,800
Split-Dollar(7)	175,000	175,000	175,000	175,000	175,000	175,000

Christopher Lake
Employment Agreement:
Cash Severance (1)	—	622,425	781,603	781,603	178,455	103,738
Welfare Benefits (2)	—	42,076	42,076	42,076	396,096	14,151
Perquisites (3)	—	—	—	—	—	—
Salary Continuation Plan (4)	—	—	1,468,670	1,468,670	1,468,670	1,468,670
Restricted Stock (5)	—	—	579,215	—	579,215	579,215
Stock Options (6)	—	—	87,360	—	87,360	87,360
Split-Dollar(7)	175,000	175,000	175,000	175,000	175,000	175,000

(1)	The employment agreements for the named executive officers provide certain benefits upon various termination events. For details on the components of the cash severance payments under the various termination events, refer to the discussion under “Executive Compensation – Employment Agreements.” The cash severance payment made to each executive in the event of a voluntary resignation after a change in control is payable only if such voluntary resignation occurs within 90 days of the change in control.
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(2)	For Messrs. Sullivan, Jr. and Leetch, the welfare benefits provided under the Employment Agreement includes lifetime health benefits for the executive and his spouse if the executive’s employment terminates after age 65 (or within three years prior to age 65 if such termination occurs after a change in control). For Messrs. Sullivan and Leetch, the amounts shown are based on the present value of such lifetime benefits. For Messrs. Gavin and Lake, the amounts shown in the columns titled “Involuntary or Constructive Termination,” “Involuntary or Constructive Termination after a Change in Control,” and “Voluntary Resignation after a Change in Control” reflect the present value of providing such benefits for a period of three years following the termination event.
(3)	For Messrs. Sullivan, Jr. and Leetch, the perquisites to which they would each be entitled in connection with an involuntary or constructive termination without cause, either before or after a change in control, or a voluntary resignation for any reason within 90 days after a change in control represents the cost associated with the use of their Company provided automobiles for 36 months following the executive’s termination.
(4)	For Mr. Sullivan, Jr., who has attained the normal retirement age of 65, the normal retirement benefit to which he is entitled under the Salary Continuation Plan on each of the termination events is fully vested and is fully represented in the Pension Benefits table. For each of Messrs. Leetch, Gavin and Lake, the benefit to which the executive would be entitled on a voluntary resignation under the Salary Continuation Plan is fully represented in the table on Pension Benefits at and for the Fiscal Year Ended September 30, 2013. In the event of a termination in connection with an involuntary or constructive termination without cause following a change in control, a voluntary resignation for any reason within 90 days after a change in control, or in the event of their death or disability, Messrs. Leetch, Gavin and Lake would become vested in the full normal retirement benefit to which they would otherwise be entitled at age 65. The present value of that enhancement is set forth in the appropriate column above.
(5)	For each of the named executive officers, the unvested restricted stock held by such person fully vests upon an involuntary termination of service (other than cause) or a constructive termination for good reason following a change in control or in the event of death or disability. The amount shown in each column reflects the number of shares of restricted stock held by the named executive officer on September 30, 2013 multiplied by the closing price of the Company’s common stock on that date.
(6)	For each of the named executive officers, the unvested stock options held by such person fully vests upon an involuntary termination of service (other than cause) or a constructive termination for good reason following a change in control or in the event of death or disability. The amount shown in each column reflects the positive difference between the closing price of the Company’s common stock on September 30, 2013, and the exercise price of the executive’s stock option, multiplied by the number of stock options held by the executive.
(7)	Each of the named executive officers is fully vested in a death benefit under a split dollar life insurance agreement entered into between the executive and the Bank in 2004, as amended in 2006 and 2011. The amount set forth in each column above represents the death benefit payable to the executive’s beneficiary under said agreement and is not intended to reflect the income to be recognized by such executive under the split dollar agreement until the executive’s death.

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Director Fees

The following table sets forth the compensation paid to our directors who are not also employees during the fiscal year ended September 30, 2013. Each of our directors also serves on the Board of Directors of Peoples Federal Savings Bank and the below table includes fees received for membership on that board as well as on the board of Peoples Federal Bancshares.

Director Compensation For the Year Ended September 30, 2013
	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total
Name	($)	($)	($)	($)	($)	($)

D. Randolph Berry	32,500	40,678	2,963	—	3,236	79,377
Lee Ann E. Coté	26,500	40,678	2,963	1,222	3,179	74,542
Myron Fox	25,500	40,678	2,963	—	3,236	72,377
Hugh Gallagher	36,500	40,678	2,963	—	3,293	83,434
William Giudice	25,500	40,678	2,963	—	3,179	72,320
Vincent Mannering	33,500	40,678	2,963	5,474	3,264	85,879
Norman Posner	35,500	40,678	2,963	—	3,236	82,377
John F. Reen, Jr.	30,500	40,678	2,963	1,116	3,207	78,464
Maurice H. Sullivan, III	29,000	40,678	2,963	1,911	3,264	77,816
Frederick Taw	34,000	40,678	2,963	—	3,264	80,905

(1)	Mr. Mannering deferred $8,750 of his board fees to the Voluntary Deferred Compensation Plan for Directors in fiscal 2013.
(2)	See table below for breakdown of fees earned in the fiscal year ended September 30, 2013.
(3)	Based upon the stock price as of the grant date of August 20, 2013.
(4)	Based upon the fair value of the stock options granted on August 20, 2013.
(5)	Includes $3,179 of dividends on unvested stock awards for each director.

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Fees Earned or Paid in Cash
	Bank Board Fees		Bancshares Retainer	Investment Committee	Audit Committee	Building Committee	Compensation Committee	ALCO Committee	Other Committees
Name	($)		($)	($)	($)	($)	($)	($)	($)

D. Randolph Berry	15,000		8,000	6,000	—	—	—	2,000	1,500	(1)
Lee Ann E. Coté	15,000		8,000	—	—	—	—	2,000	1,500	(2)
Myron Fox	17,000		8,000	—	—	—	—	—	500	(3)
Hugh Gallagher	15,000		8,000	6,000	—	6,000	1,500	—	—
William Giudice	15,000		8,000	—	—	—	1,500	—	1,000	(4)
Vincent Mannering	15,000	(5)	8,000	—	10,500	—	—	—	—
Norman Posner	15,000		8,000	—	11,000	—	—	—	1,500	(6)
John F. Reen, Jr.	15,000		8,000	6,000	—	—	1,500	—	—
Maurice H. Sullivan, III	15,000		8,000	6,000	—	—	—	—	—
Frederick Taw	15,000		8,000	—	10,500	—	500	—	—

(1)	Mr. Berry earned committee fees for serving on the Risk Committee in fiscal 2013 .
(2)	Ms. Cote earned committee fees for serving on the Risk Committee in fiscal 2013 .
(3)	Mr. Fox earned committee fees for serving on the Technology Committee in fiscal 2013 .
(4)	Mr. Giudice earned committee fees for serving on the Risk Committee in fiscal 2013 .
(5)	Mr. Mannering deferred $8,750 of his Bank Board fees to the Voluntary Deferred Compensation Plan for Directors in fiscal 2013.
(6)	Mr. Posner earned committee fees for serving on the Risk Committee in fiscal 2013 .

Fees. In the fiscal year ended September 30, 2013, Peoples Federal Savings Bank paid each non-employee director a fee of $1,250 for each board meeting attended, provided that a director could miss one board meeting during the fiscal year and receive fees for such meeting. The board secretary of Peoples Federal Savings Bank earns $1,417, inclusive of the $1,250 board fee for non-employee directors, per meeting attended. Our non-employee directors received $500 for each committee meeting attended. Peoples Federal Bancshares pays an annual retainer of $8,000.

Voluntary Deferred Compensation Plan for Directors. Peoples Federal Savings Bank adopted a Voluntary Deferred Compensation Plan for Directors, effective January 1, 2006. A director may elect to become a participant by submitting to the Compensation Committee a written election to defer a percentage or a specified dollar amount that would otherwise be earned by the individual in the following calendar year. Amounts deferred by a director will be deemed invested in investments designated as available by the Compensation Committee. The director may direct that the amounts credited to his account be applied in the proportions he may designate in each deemed investment made available by the Compensation Committee and may elect to change his investment direction. Each director’s account will be deemed credited at the end of each calendar quarter, or other dates designated by the Compensation Committee, with the earnings or losses the account would have experienced had the account actually been invested in the deemed investment. Directors are vested in all amounts in their accounts at all times. Payments under the plan will commence upon a fixed date selected by the director at the time of the deferral, which may be either the last day of a calendar quarter ending at least two years from the end of the calendar year in which the deferred compensation would otherwise become payable, but no later than the end of the calendar quarter in which the director attains age 75, or the last day of any calendar quarter ending after the director’s separation of service. The director will select the form of payment at the time the director elects to defer compensation from the forms of payment available under the plan. To the extent permitted by the Compensation Committee, a director may request a distribution in the event of an unforeseeable emergency. In the event the director dies before payments have commenced, the amount allocated to the director’s account will be paid to the director’s beneficiary. If payments of a deferred amount have already commenced in the form of installments at the time of the director’s death, the payments will continue to be made in the same form to the director’s beneficiary.

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Director Retirement Agreements. In 2004, Peoples Federal Savings Bank entered into Director Retirement Agreements with Messrs. Vincent Mannering, John F. Reen, Jr., Maurice H. Sullivan, III and Maurice H. Sullivan, Jr. In April 2011, the agreement for Mr. Sullivan, Jr. was amended to increase the retirement benefit payable upon Mr. Sullivan, Jr.’s termination of service.

The agreements provide that upon termination of service on or after normal retirement age (age 70 for Messrs. Mannering, Reen, Jr. and Sullivan, III, and age 65 for Mr. Sullivan, Jr.) for reasons other than death, the director will receive annual benefits of $14,609 with respect to Mr. Mannering, $9,869 with respect to Mr. Reen, Jr., $32,011 with respect to Mr. Sullivan, III and, $80,455 with respect to Mr. Sullivan, Jr. payable in monthly installments commencing on the first day of the month following the director’s normal retirement date. If a director had terminated service on September 30, 2012, before attaining his normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the director would receive annual benefits of $8,044 with respect to Mr. Mannering, $9,288 with respect to Mr. Reen, Jr. and $11,174 with respect to Mr. Sullivan III. Such benefits would be payable to the directors in monthly installments commencing on the first day of the month following the director’s attainment of normal retirement age. Mr. Sullivan, Jr., had attained his normal retirement age as of September 30, 2013, and in the event he had terminated service on such date, he would have received his full retirement benefit of $80,455. Upon a change in control followed by the director’s termination of service within 12 months, the director will receive annual benefits of $14,609 for Mr. Mannering, $9,869 for Mr. Reen, Jr., $32,011 for Mr. Sullivan III and $80,455 for Mr. Sullivan, Jr., payable in monthly installments commencing on the first day of the month following the director’s termination of service. The annual retirement benefit will be paid to each of Messrs. Mannering, Reen and Sullivan, III over a period of 10 years and to Mr. Sullivan, Jr., over a period of 20 years. The agreements include a 12-month non-compete provision, provided that the non-compete provision is not applicable following a change in control. In the event that any benefit under the agreements would create an excise tax under Section 280G of the Internal Revenue Code, the benefit will be reduced to the maximum benefit that would not result in any such excise tax.

PROPOSAL 2 – Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014, subject to ratification by stockholders. A representative of Shatswell, MacLeod & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

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Audit Fees

The following table sets forth the fees we paid to Shatswell, MacLeod & Company, P.C. for the fiscal years ended September 30, 2013 and 2012.

	2013	2012

Audit fees	$158,100	$152,500
Audit-related fees	—	—
Tax fees (1)	6,300	6,000
All other fees (2)	22,100	26,870
Total	$186,500	$185,370

(1) Tax fees consist of tax return preparation and other tax matters.
(2) All other fees consist of fees related to the review of consumer compliance matters.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent auditor does not provide any non-audit services to us that are prohibited by law or regulation.

The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During each of the fiscal years ended September 30, 2013 and 2012, 100% of tax fees and all other fees the Company paid to Shatswell, MacLeod & Company, P.C. were approved, in advance, by the Audit Committee.

Vote Required

If the ratification of the appointment of Shatswell, MacLeod & Company, P.C. is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

Board Recommendation

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm.

PROPOSAL 3 – Advisory Vote on Executive Compensation

The compensation of our Chief Executive Officer and our three other most highly compensated executive officers (“named executive officers”) is described in “PROPOSAL 1 – Election of Directors – Executive Officer Compensation.” Stockholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our named executive officers.

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In accordance with Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the recently adopted changes to Section 14A of the Securities Exchange Act of 1934, we are providing the Company’s shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers, which is described in the section titled “PROPOSAL 1– Election of Directors – Executive Officer Compensation” in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the 2014 Annual Meeting:

“RESOLVED, that the shareholders of Peoples Federal Bancshares, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “PROPOSAL 1 – Election of Directors –Executive Officer Compensation” section set forth in the Proxy Statement for this Annual Meeting.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Company and the Board. However, the Board values constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter.

Vote Required

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is required by law, it will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board of Directors unanimously recommends that you vote “for” the resolution set forth in Proposal Three. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

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TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Sarbanes-Oxley Act of 2002 generally prohibits the Company from making loans to the Company’s executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured savings institutions such as Peoples Federal Savings Bank to our executive officers and directors in compliance with federal banking regulations.

At September 30, 2013, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Peoples Federal Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at September 30, 2013, and were made in compliance with federal banking regulations.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT ANNUAL MEETING

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than September 19, 2014. If next year’s annual meeting is held on a date more than 30 calendar days from February 18, 2015, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Company at the principal executive office of the Company not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. The 2015 annual meeting of stockholders is expected to be held on February 17, 2015. For the 2015 annual meeting of stockholders, the notice would have to be received between November 19, 2014 and November 29, 2014. The stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

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MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2013 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6869.

BY ORDER OF THE BOARD OF DIRECTORS

Myron Fox
Corporate Secretary

Brighton, Massachusetts

January 17, 2014

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REVOCABLE PROXY PEOPLES FEDERAL BANCSHARES, INC. ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 18, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned hereby appoints the members of the official proxy committee of Peoples Federal Bancshares, Inc. (the “Company”), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on Tuesday, February 18, 2014 at 5:00 p.m., Eastern time, at the main office of Peoples Federal Savings Bank located at 435 Market Street, Brighton, Massachusetts, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows. Mark here for address change. IMPORTANT ANNUAL MEETING INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS. THE COMPANY’S PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND THE 2013 ANNUAL REPORT TO STOCKHOLDERS ARE EACH AVAILABLE ON THE INTERNET AT WWW.CFPPROXY.COM/6869. FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE R PLEASE MARK VOTES AS IN THIS EXAMPLE Withhold For All For Except 1. The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with). Nominees: Thomas J. Leetch, Jr., Vincent Mannering, Norman Posner and Maurice H. Sullivan, III INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below. For Against Abstain 2. The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent registered public accounting firm of Peoples Federal Bancshares, Inc. for For Against Abstain the fiscal year ending September 30, 2014. 3. To consider and approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of Proposals 1, 2 and 3. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. 6869